UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 14, 2011

WORKSTREAM INC.

(Exact Name of Registrant as Specified in Charter)

CANADA	001-15503	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 N. KELLER ROAD, SUITE 500, MAITLAND, FL 32751

(Address of Principal Executive Offices) (Zip Code)

(407) 475-5500

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 14, 2011, Workstream Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with First Advantage Offshore Services, Private Limited (the “Investor”) pursuant to which the Company consummated on July 15, 2011 a private placement of 333,333 shares of its newly formed Class A, Series B Convertible Preferred Shares (the “Series B Shares”) to the Investor for $1,000,000.  The issuance of the Series B Shares in the private placement was deemed to be exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.  The Company will use the proceeds from the private placement for working capital and general corporate purposes.

On July 14, 2011, the Company filed Articles of Amendment to its Articles of Incorporation (the “Amendment”) which created a class of an unlimited number of Class A, Series B Convertible Preferred Shares, no par value.  The Series B Shares rank senior to the Company’s common shares (the “Common Shares”) and the Company’s previously created but unissued Class A, Series A Preferred Shares.  The Series B Shares accrue dividends at a rate of 7% per year, payable in additional Series B Shares.  The Series B Shares have a liquidation preference and are convertible into Common Shares at a price of $3.00 per share, subject to adjustments and full-ratchet anti-dilution protection.  The holders of the Series B Shares generally vote together with the holders of Common Shares on matters submitted to a vote of the shareholders; provided, however, that the Company may not take certain specified actions without the approval of the Investor and the holders of a majority of the Series B Shares.  The Amendment contains additional restrictions on the Company’s operations without the approval of the holders of at least a majority of the Series B Shares.  The Company is, however, permitted to issue up to $9,000,000 of additional shares of capital stock without the consent of the holders of the Series B Shares so long as such capital stock does not rank senior to the Series B Shares with respect to distributions on liquidation or the payment of dividends.  Until such time as the Investor holds less than one-half of its Series B Shares, it is permitted to nominate one person to be voted on by the Company’s shareholders to serve on the Company’s Board of Directors, and the Company agrees that it will recommend to its shareholders that they vote for such nominee.  In addition to the optional conversion rights held by the holders of the Series B Shares, the Series B Shares shall automatically convert into Common Shares on the 180th day that the closing price of the Common Shares equals or is greater than three times the conversion price for such entire 180 day period.

The Company and the Investor also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which the Company agreed, at its expense, upon the request of the Investor after July 15, 2012 in the event that the Investor is unable to sell any of the Common Shares underlying the Series B Shares under Rule 144(b)(1) of the Securities Act of 1933, to register for resale under the Securities Act the common shares issuable upon conversion of the Series B Shares.  If the Company fails to comply with the filing and effectiveness deadlines set forth in the Registration Rights Agreement, the Company must pay to the Investor an amount in cash equal to 0.5% of the purchase price paid for the Series B Shares on the date of such failure and each 30 day anniversary thereafter, which amount may not exceed $50,000 in the aggregate.  Pursuant to the terms of the Registration Rights Agreement, the Company also granted the Investor piggy-back registration rights.

A copy of the Purchase Agreement is attached as Exhibit 10.1.  A copy of the Amendment is attached as Exhibit 4.1.  A copy of the Registration Rights Agreement is attached as Exhibit 4.2.  The descriptions of the Purchase Agreement, Amendment and Registration Rights Agreement contained herein are qualified in their entirety by reference to the documents attached hereto.

On July 20, 2011, the Company issued a press release announcing the private placement transaction described above. The full text of such press release is attached hereto as Exhibit 99.1.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

As provided in the Purchase Agreement, in connection with the consummation of the private placement the Board of Directors appointed Marc A. Bala to serve as a member of the Board of Directors, filling an existing vacancy on the Board.

Mr.  Bala, age  37 , is currently a Principal with Symphony Technology Group ("STG"), a private equity firm with a strategic focus on software and services.  Prior to his appointment as Principal of STG in July 2010, Mr. Bala served as a Vice President of STG from 2009 to July 2010 and as an Associate from 2006 until 2009.  Prior to joining STG, Mr. Bala was the Director of Corporate Development at Capco, a leading global provider of consulting, technology and processing services for the financial services industry.  Prior to joining Capco, Mr. Bala was a Senior Associate at The Platinum Group, a boutique investment bank where he advised and invested in enterprise software and technology services companies. Mr. Bala started his career in the corporate finance practice at Farrell Grant Sparks, an Ireland-based accounting and consulting firm focused on the technology industry. Mr. Bala currently serves on the Boards of Directors of STG-Fairway Holdings Inc. (d/b/a as First Advantage Corporation) and Netik, both of which are owned by STG.  Mr. Bala received his undergraduate degree from Boston College and a Masters Degree from University College Dublin.

Item 5.03.  Amendment to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 “Entry into Material Agreement” is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

4.1	Articles of Amendment to the Articles of Incorporation dated July 14, 2011

4.2	Registration Rights Agreement dated July 15, 2011 between the Company and the Investor

10.1	Securities Purchase Agreement dated July 14, 2011 between the Company and the Investor

99.1	Press release issued by the Company on July 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSTREAM INC.

Dated: July 20, 2011	By:	/s/ John Long
Name: John Long Title: Chief Executive Officer